Exhibit 99.1
FIRST INDUSTRIAL REALTY TRUST REPORTS
FIRST QUARTER 2006 RESULTS
• 21% Growth in Funds From Operations (FFO)

• Formed $900 Million Net Lease Co-Investment Program

• Joint Venture FFO Higher as Co-Investments Grow

• Net Economic Gains Continue Upward Trend

• Leased 6.2 Million Square Feet in the Quarter
CHICAGO, April 26, 2006 – First Industrial Realty Trust, Inc. (NYSE: FR), the nation’s largest provider of diversified industrial real estate, today announced results for the quarter ended March 31, 2006. Diluted net income available to common stockholders per share (EPS) was $0.39 in the first quarter, up 18% compared to first quarter 2005. First quarter funds from operations (FFO) grew 21% to $0.97 per share/unit on a diluted basis from $0.80 per share/unit a year ago.
“Growth in funds from operations accelerated in the quarter, driven by investments we made in all parts of our business, primarily people, markets and new capital sources,” said Mike Brennan, president and CEO. “During the quarter, we expanded our capital capacity even further by forming a new net lease co-investment program that will serve the growing needs of our corporate customers.”
Portfolio Performance for On Balance Sheet Properties
• Occupancy was 90.7%, compared with 90.8% in first quarter 2005
• Leased 6.2 million square feet in an expanding portfolio
• Retained tenants in 58% of square footage up for renewal during the quarter
• Same property net operating income (NOI) decreased 6.9% in the first quarter, compared with a decrease of 3.4% in the fourth quarter.
David Draft, executive vice president of operations, commented, “Last quarter, we stated that occupancy would be lower in the first quarter, but increase throughout the remainder of the year, and we remain confident in that outlook.”

Total net operating income grew 6% in the first quarter due to growth in the portfolio. Four tenants not renewing their leases accounted for a majority of the 1.7% decline in occupancy from fourth quarter 2005. Certain other items, including the non-cash straight line adjustment and lease termination fees, accounted for the majority of the first quarter same store net operating income decrease, but these factors are anticipated to lessen in future quarters. Same store net operating income is anticipated to improve significantly each quarter for the rest of the year and to be approximately even for full year 2006.
Rental rates improved to negative 2.3% from negative 4.4% in 2005. Tenant improvement and leasing costs also improved to $2.22 per square foot from an average of $2.36 in 2005.
Investment Performance: First Quarter 2006

Balance Sheet Investment/Disposition Activity		(in millions)

Property Acquisitions		$147.1
Square Feet	2.4 million
Stabilized Weighted Average Capitalization Rate	8.4%
Developments Placed In Service		$65.1
Square Feet	1.2 million
Expected Weighted Average First-Year Stabilized Yield	7.5%
Land Acquisitions		$11.9

Total Investment		$224.1

Property Sales		$293.2
Square Feet	4.5 million
Weighted Average Capitalization Rate	6.8%
Land Sales		$3.7

Total Sales		$296.9

Joint Venture Investment/Disposition Activity

Joint Venture Investments
2005 Development/Redevelopment		$32.5
2003 Net Lease		31.2

Total Joint Venture Investments		$63.7

Joint Venture Dispositions
2005 Development/Redevelopment		$50.6
2005 Core		8.1

Total Joint Venture Dispositions		$58.7

“Through our national platform, First Industrial’s team continues to source profitable acquisitions and development opportunities that are driving our growth,” said Johannson Yap, chief investment officer. “As we execute on our strategy of providing comprehensive, integrated real estate solutions to Corporate America, we continue to replenish our strong pipeline.”

Investment Pipeline and Second Quarter To-Date Investments
Second quarter to-date, $173 million of acquisitions have already been completed, which combined with developments currently and soon to be under construction of $367 million and acquisitions under agreement of $347 million, total $887 million. The breakdown is as follows:

	Balance	Joint
(millions)	Sheet	Ventures	Total

Developments	$180	$187	$367

Acquisitions	$166	$354	$520

Total	$346	$541	$887

Solid Financial Position
• Fixed-charge coverage was 2.7 times and interest coverage was 3.2 times for the quarter
• 97.2% of the Company’s real estate assets are unencumbered by mortgages
• 8.7 years weighted average maturity of permanent debt
• 100% of permanent debt is fixed rate
“In first quarter 2006, we increased our capital capacity by forming a new net lease co-investment program with UBS Wealth Management-North American Property Fund Limited,” said Mike Havala, chief financial officer. “Since the beginning of 2005, First Industrial has expanded its co-investment capital capacity by nearly $3 billion, which gives us substantial resources to serve the real estate needs of our corporate customers and deliver higher earnings growth.”
Supplemental Reporting Measure
First Industrial defines FFO as net income available to common stockholders, plus depreciation and amortization of real estate, minus accumulated depreciation and amortization on real estate sold.
The National Association of Real Estate Investment Trusts (“NAREIT”) has provided a recommendation on how real estate investment trusts (REITs) should define funds from operations (“FFO”). NAREIT suggests that FFO be defined as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
NAREIT has also clarified that non-recurring charges and gains should be included in FFO.
Importantly, as part of its guidance concerning FFO, NAREIT has stated that the “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” As a result, modifications to the NAREIT calculation of FFO are common among REITs.

First Industrial calculates FFO to include all cash gains and losses on all industrial property sales whether depreciation is or is not accumulated under the GAAP accounting rules. The Company believes that FFO inclusive of all cash gains and losses is a better performance measure because it reflects all the activities of the Company and better reflects the Company’s strategy, which includes investing in real estate; adding value through redevelopment, leasing and repositioning; and then selling the improved real estate in order to maximize investment returns. The Company provides additional disclosure on net economic gains in its quarterly supplemental.
Outlook for 2006
Mr. Brennan stated, “The outlook for economic growth, expansion in international trade, and supply chain reconfigurations by Corporate America are expected to increase demand for First Industrial’s real estate solutions.”
Mr. Brennan added, “First Industrial’s 2006 guidance range is $3.90 to $4.10 for FFO per share/unit and $2.00 to $2.20 for EPS. On balance sheet investment volume assumptions for 2006, which include both developments placed in service and acquisitions, range from $600 million to $700 million with an 8% to 9% average cap rate. On balance sheet sales volume in 2006 is assumed to be $700 million to $800 million with a 7% to 8% average cap rate. Book gains from property sales/fees are estimated to be $150 million to $170 million. Our assumption for net economic gains for on balance sheet transactions in 2006 is between $100 million and $120 million.
Our estimate for First Industrial’s FFO from joint ventures in 2006 is between $35 million and $40 million, which includes fees, incentive payments and the prorata share of operations and net economic gain. Joint venture investment volume assumptions for 2006, which include both new developments and acquisitions, range from $800 million to $900 million. Joint venture sales volume in 2006 is assumed to be approximately $450 million to $550 million.”

	Low End of	High End of
	Guidance for	Guidance for	Low End of	High End of
	2Q 2006	2Q 2006	Guidance for 2006	Guidance for 2006
	(Per share/unit)	(Per share/unit)	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders	$0.50	$0.56	$2.00	$2.20
Add: Real Estate Depreciation/Amortization	0.70	0.70	2.90	2.90
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(0.25)	(0.25)	(1.00)	(1.00)

FFO	$0.95	$1.01	$3.90	$4.10

Mr. Brennan continued, “A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the overall economy, the supply and demand of industrial real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results for 2006. However, I believe that First Industrial has the proper strategy, infrastructure, and capabilities to deliver such results.”

First Industrial Realty Trust, Inc., the nation’s largest provider of diversified industrial real estate, serves every aspect of Corporate America’s industrial real estate needs, including customized supply chain solutions, through its unique I-N-D-L operating platform, which utilizes a pure Industrial focus and National scope to provide Diverse facility types, while offering Local, full-service management and expertise. The Company owns, operates and has under development more than 100 million square feet of industrial real estate in markets throughout the United States. Building, buying, selling, leasing and managing industrial property in major markets nationwide, First Industrial develops long-term relationships with corporate real estate directors, tenants and brokers to better serve customers with creative, flexible industrial real estate solutions.
This press release and the conference call to which it refers contain forward-looking information about the Company. A number of factors could cause the Company’s actual results to differ materially from those anticipated, including changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of financing, interest rate levels, competition, supply and demand for industrial properties in the Company’s current and proposed market areas, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs and changes in general accounting principles, policies and guidelines applicable to real estate investment trusts. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
A schedule of selected financial information is attached.
First Industrial Realty Trust, Inc. will host a quarterly conference call at 11:00 a.m. Central time, 12:00 p.m. Eastern time, on Thursday, April 27, 2006. The call-in number is (800) 865-4460 and the passcode is “First Industrial.” The conference call will also be webcast live on First Industrial’s web site, www.firstindustrial.com, under the “Investor Relations” tab. Replay will also be available on the web site.
The Company’s first quarter supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:	Sean P. O’Neill SVP, Investor Relations and Corporate Communications 312-344-4401 Art Harmon Sr. Manager, Investor Relations and Corporate Communications 312-344-4320

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit and property data)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2006	2005

Statement of Operations and Other Data:
Total Revenues	$96,836	$78,951

Property Expenses	(34,481)	(27,887)
Build to Suit For Sale Costs	(666)	—
General & Administrative Expense	(17,636)	(11,922)
Depreciation of Corporate F,F&E	(416)	(320)
Depreciation and Amortization of Real Estate	(35,938)	(24,203)

Total Expenses	(89,137)	(64,332)

Interest Income	639	389
Interest Expense	(29,488)	(25,802)
Amortization of Deferred Financing Costs	(620)	(509)
Mark-to-Market/Loss on Settlement of Interest Rate Protection Agreement(a)	(170))	941

Loss from Continuing Operations Before Equity in Net Loss of Joint Ventures, Income Tax Benefit, and Minority Interest Allocable to Continuing Operations	(21,940)	(10,362)

Equity in Net Loss of Joint Ventures (b)	(34)	(122)
Income Tax Benefit	6,037	2,016
Minority Interest Allocable to Continuing Operations	2,825	1,400

Loss from Continuing Operations	(13,112)	(7,068)

Income from Discontinued Operations (Including Gain on Sale of Real Estate of $53,578 and $13,496 for the Three Months Ended March 31, 2006 and 2005, respectively (c))	55,438	16,952
Provision for Income Taxes Allocable to Discontinued Operations (Including a provision allocable to Gain on Sale of Real Estate of $14,593 and $2,893 for the Three Months Ended March 31, 2006 and 2005, respectively)	(15,332)	(3,898)
Minority Interest Allocable to Discontinued Operations (c)	(5,290)	(1,712)

Income Before Gain on Sale of Real Estate	21,704	4,274

Gain on Sale of Real Estate	1,519	21,484
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	(92)	(7,538)
Minority Interest Allocable to Gain on Sale of Real Estate	(188)	(1,830)

Net Income	22,943	16,390

Preferred Dividends	(5,019)	(2,310)
Redemption of Preferred Stock	(672)	—

Net Income Available to Common Stockholders	$17,252	$14,080

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO FFO (d) AND FAD (d)

Net Income Available to Common Stockholders	$17,252	$14,080

Add: Depreciation and Amortization of Real Estate	35,938	24,203
Add: Depreciation and Amortization of Real Estate Included in Discontinued Operations	1,915	3,771
Add: Income Allocated to Minority Interest	2,653	2,142
Add: Depreciation and Amortization of Real Estate- Joint Ventures	2,417	335
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(10,844)	(5,424)
Less: Accumulated Depreciation/Amortization on Real Estate Sold- Joint Ventures (b)	(84)	—

Funds From Operations (“FFO”) (d)	$49,247	$39,107

Add: Restricted Stock Amortization	2,145	1,890
Add: Amortization of Deferred Financing Costs	620	509
Add: Depreciation of Corporate F,F&E	416	320
Add: Redemption of Preferred Stock	672	—
Less: Non-Incremental Capital Expenditures	(9,992)	(10,583)
Less: Straight-Line Rent	(2,481)	(2,250)

Funds Available for Distribution (“FAD”)(d)	$40,627	$28,993

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit and property data)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2006	2005

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO EBITDA (d) AND NOI (d)

Net Income Available to Common Stockholders	$17,252	$14,080

Add: Interest Expense	29,488	25,802
Add: Interest Expense
Included in Discontinued Operations	—	173
Add: Depreciation and Amortization of Real Estate	35,938	24,203
Add: Depreciation and Amortization of Real Estate
Included in Discontinued Operations	1,915	3,771
Add: Preferred Dividends	5,019	2,310
Add: Redemption of Preferred Stock	672	—
Add: Provision for Income Taxes	9,387	9,420
Add: Income Allocated to Minority Interest	2,653	2,142
Add: Amortization of Deferred Financing Costs	620	509
Add: Depreciation of Corporate F,F&E	416	320
Add: Depreciation and Amortization of Real Estate- Joint Ventures (b)	2,417	335
Less: Accumulated Depreciation/Amortization on Real Estate Sold- Joint Ventures (b)	(84)	—
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(10,844)	(5,424)

EBITDA (d)	$94,849	$77,641

Add: General and Administrative Expense	17,636	11,922
Less: Net Economic Gains (d)	(35,103)	(20,136)
Less: Provision for Income Taxes	(9,387)	(9,420)
Less: Equity in FFO of Joint Ventures (b)	(6,570)	(1,891)

Net Operating Income (“NOI”)(d)	$61,425	$58,116

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NET ECONOMIC GAINS(d)

Gain on Sale of Real Estate	1,519	21,484
Gain on Sale of Real Estate included in Discontinued Operations	53,578	13,496
Less: Provision for Income Taxes	(9,387)	(9,420)
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(10,844)	(5,424)
Add: Economic Gains from the Sale of Joint Venture properties (d)	237	—

Net Economic Gains(d)	$35,103	$20,136

Weighted Avg. Number of Shares/Units Outstanding- Basic	50,644	48,625
Weighted Avg. Number of Shares/Units Outstanding- Diluted(e)	50,644	48,934
Weighted Avg. Number of Shares Outstanding- Basic	43,887	42,158
Weighted Avg. Number of Shares Outstanding- Diluted(e)	43,887	42,466

Per Share/Unit Data:
FFO:
- Basic	$0.97	$0.80
- Diluted(e)	$0.97	$0.80
(Loss) Income from Continuing Operations Less Preferred Stock Dividends and Redemption of Preferred Stock Per Weighted Average Common Share Outstanding:
- Basic	$(0.40)	$0.06
- Diluted(e)	$(0.40)	$0.06
Net Income Available to Common Stockholders Per Weighted Average Common Share Outstanding:
- Basic	$0.39	$0.33
- Diluted(e)	$0.39	$0.33
Dividends/Distributions	$0.7000	$0.6950

FFO Payout Ratio	72.0%	86.4%
FAD Payout Ratio	87.3%	116.6%

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$3,117,815	$2,867,216
Real Estate and Other Held For Sale, Net	151,745	49,926
Total Assets	3,127,437	2,709,506
Debt	1,789,606	1,569,813
Total Liabilities	1,973,221	1,724,831
Stockholders’ Equity and Minority Interest	$1,154,216	$984,675

Property Data (end of period):
Total In-Service Properties	884	848
Total Gross Leasable Area (in sq ft)	68,819,605	63,554,316
Occupancy	90.7%	90.8%

a)	Represents the loss on settlement/mark to market of an interest rate protection agreement used to hedge a prospective transaction that does not qualify for hedge accounting in accordance with Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities”.

b)	Represents the Company’s share of net income, depreciation and amortization of real estate and accumulated depreciation and amortization on real estate sold from the Company’s joint ventures in which it owns minority equity interests.

c)	In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”). FAS 144 requires that the operations and gain (loss) on sale of qualifying properties sold and properties that are classified as held for sale be presented in discontinued operations. FAS 144 also requires that prior periods be restated.

d)	Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

The Company calculates FFO to be equal to net income available to common stockholders, plus depreciation and amortization on real estate, minus accumulated depreciation and amortization on real estate sold.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI, plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus Net Economic Gains, minus general and administrative expenses. Net Economic Gains equal the gain on sale of real estate and the gain on sale of real estate from discontinued operations less accumulated depreciation and amortization on real estate sold (excluding the recapture of accumulated amortization related to above/below market leases as this amortization is included in revenues and FFO) and provision for income taxes/income tax benefit. EBITDA includes EBITDA from discontinued operations.

FAD is defined as EBITDA, minus GAAP interest expense, minus preferred stock dividends, minus preferred stock redemption costs, minus straight-line rental income, minus provision for income taxes, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income available to common stockholders (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD, as calculated by the Company, may not be comparable to similarly titled, but variously calculated, measures of other REITs or to the definition of FFO published by NAREIT.

The Company also reports Net Economic Gains, which, effectively, measure the value created in the Company’s capital recycling activities. Net Economic Gains are calculated by subtracting from gain on sale of real estate (calculated in accordance with GAAP, including gains on sale of real estate classified as discontinued operations) the recapture of accumulated depreciation and amortization on real estate sold (excluding the recapture of accumulated amortization related to above/below market leases and lease inducements as this amortization is included in revenues and FFO) and the provision for income taxes.

e)	Pursuant to Statement of Financial Accounting Standard No. 128, “Earnings Per Share”, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted stock would be antidilutive to the loss from continuing operations per share.